                     BENEFICIAL OWNER LISTING CERTIFICATION

                    KEMPER HIGH INCOME TRUST RIGHTS OFFERING


     The undersigned, a bank, broker or other nominee holder of rights ("Rights") to purchase Shares of Beneficial Interest, $0.01 par value (the "Shares"), of Kemper High Income Trust (the "Fund") pursuant to the Rights Offering (the "Offer") described and provided for in the Fund's Prospectus dated March 22, 1999 (the "Prospectus"), hereby certifies to the Fund and to Boston EquiServe, as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Shares of Beneficial Interest pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.


                                             NUMBER OF RIGHTS                 NUMBER OF SHARES
        NUMBER OF RECORD DATE           EXERCISED PURSUANT TO THE         REQUESTED PURSUANT TO THE
             SHARES OWNED                  PRIMARY SUBSCRIPTION          OVER-SUBSCRIPTION PRIVILEGE
1    ----------------------------  ------------------------------------  --------------------------
2    ----------------------------  ------------------------------------  --------------------------
3    ----------------------------  ------------------------------------  --------------------------
4    ----------------------------  ------------------------------------  --------------------------
5    ----------------------------  ------------------------------------  --------------------------
6    ----------------------------  ------------------------------------  --------------------------
7    ----------------------------  ------------------------------------  --------------------------
8    ----------------------------  ------------------------------------  --------------------------
9    ----------------------------  ------------------------------------  --------------------------
10   ----------------------------  ------------------------------------  --------------------------

------------------------------------ vested

Name of Nominee Holder

By:
----------------------------------------------------

   Name:
---------------------------------------------

   Title:
-----------------------------------------------

Dated:
------------------------------------------, 1999

Provide the following information, if applicable:

---------------------------------        Name of Broker: -----------------------
Depository Trust Company ("DTC")
Participant Number

---------------------------------   Address: -----------------------------------
DTC Primary Subscription Confirmation Number(s)